Exhibit 99.1

PRESS RELEASE CONTACT:  MICHAEL SENKEN
PHONE:  (678) 384-6720

MIMEDX ANNOUNCES RECORD FIRST QUARTER 2013 RESULTS

KENNESAW, Georgia, May 1, 2013, (PR Newswire) -- MiMedx Group, Inc.  (NasdaqCM: MDXG), an integrated developer, manufacturer and marketer of patent protected regenerative biomaterials and bioimplants processed from human amniotic membrane, announced today its results for the quarter ended March 31, 2013.

Highlights of First Quarter 2013 Results include:

•	Revenue exceeded forecast for fifth consecutive quarter
•	Revenue more than triples over first quarter of 2012
•	Fifth consecutive quarter of positive Adjusted EBITDA
•	Gross Margins improved by 10 percent over Q1 of prior year
•	Company reiterates 2013 guidance

First Quarter 2013 Results

The Company recorded record revenue for the quarter ended March 31, 2013, with revenue of $11.6 million, a three-fold increase over first quarter of 2012 revenue of $3.7 million. The Company’s first quarter gross margins were 84% as compared to 74% in the first quarter of last year.  Earnings before interest, taxes, depreciation, amortization and share based compensation (Adjusted EBITDA*) for the first quarter of 2013 were $1.1 million, a $805,000  or 256% improvement, as compared to the Adjusted EBITDA  of $314,000 for the first quarter of 2012. The Net loss for the quarter was $1.6 million which included a one-time charge of $1.3 million for debt discount related to the conversion of our senior secured promissory notes.

Management Commentary on First Quarter Results

Parker H. “Pete” Petit, Chairman and CEO, stated, “We are pleased that our revenue performance exceeded the $11.5 million upper range of our guidance.  We increased revenue three fold over the prior year first quarter and continued to produce strong gross profit margins, equaling our fourth quarter of 2012 record gross margins of 84%.  We are pleased to report our fifth consecutive quarter of positive Adjusted EBIDTA, however, we continue to balance the investments in our sales organization to fuel future revenue growth against near term EBITDA growth.

Once again, our revenue growth was primarily driven by our EpiFix® wound care allografts with increased utilization in numerous Veterans Administration (VA) Hospitals, as well as very positive growth in the non-government sectors driven by the five Medicare Administrative Contractor (MAC) approvals during the quarter.   Our direct sales force strategy is increasing the pace of our revenue growth and we are continuing to add additional sales executives in both the government sector and the commercial sector.  At the end of the quarter, we had 28 sales executives dedicated to our direct sales force focused on the government sector, 18 sales executives dedicated to our direct commercial wound care sales force and 5 sales executives focused on the surgical and orthopedic market managing a strong network of independent sales distributors.”

During the quarter, the Company continued to expand its resources focused on clinical research. “Within the next few months, we expect to publish results from three of our clinical studies.   In addition, our clinical research team has been working on studies related to the characterization and mechanism of action of our tissue grafts, and we expect the results of some of these studies will soon be published as well,” added Petit.

Bill Taylor, President and COO, commented, “We received the Medicare Q code on January 1st of this year. As we have stated previously, the follow-up work to gain reimbursement approval from the Medicare intermediaries is critical. We have aggressively pursued this aspect of our reimbursement strategy and five of the nine MACs have begun to reimburse for our EpiFix® wound care tissue grafts. We believe that our studies published to date that support the efficacy and cost-effectiveness of our allografts and the results we expect to be able to report in upcoming publications will be extremely influential in the remaining Medicare intermediaries’ reimbursement decisions relative to our allografts.”

During the quarter, the Company was granted four U.S. patents for its amnion technology. “We have been extremely diligent in the protection of our intellectual property. In fact, in the most recent quarter, we filed 11 non-provisional applications for our amnion technology,” said Taylor.

MiMedx expects to begin its relocation to a new facility during the second quarter. “The new 80,000 square feet facility will house both our corporate headquarters functions and our operations. This is a major undertaking that will involve a number of individuals focused on a smooth transition. We are putting contingency plans in place to prevent any disruptions that can be associated with such a significant undertaking,” added Taylor.

Balance Sheet

Total assets increased by $2.7 million to $37.9 million and total liabilities decreased from $15.2 million to $6.3 million during the quarter. Cash on hand as of March 31, 2013, was $5.7 million, a decrease of $1.0 million, as compared to $6.7 million, as of December 31, 2012.  Accounts receivable increased to $9.8 million from $7.7 million as of year-end due to the ramp up in commercial wound care sales in the latter half of the first quarter. Inventory increased by $900,000 as planned in anticipation of increased demand in commercial wound care sales in subsequent quarters. The decline in total liabilities was primarily the result of conversion of the senior secured promissory note and the final payout of the earnout related to the acquisition of Surgical Biologics. Stockholders’ equity increased by $11.6 million to $31.6 million as of the end of the quarter.

GAAP Earnings

The Company recorded a Net Loss of $1.6 million, or $0.02 per diluted common share, for the quarter ended March 31, 2013, as compared to the Net Loss of $1.1 million, or $0.01 per diluted common share, recorded for the quarter ended March 31, 2012. The increase in the first quarter 2013 Net Loss as compared to the Net Loss in the first quarter of 2012 included a non-recurring non-cash charge of $1.3 million related to the acceleration of recorded financing expense associated with the debt discount. Excluding this one-time item, the Net Loss would have been approximately $292,000. Additionally, the Net Loss includes a total of $1.4M in non-cash related expenses including $985,000 in share based compensation expense, $263,000 in amortization of intangibles and $99,000 in depreciation expense. Research and development expenses in the first quarter of 2012 increased by $840,000 over the first quarter of 2012 expenses due to the accelerated investment in clinical trials for reimbursement purposes and patent related costs. Selling, general and administrative expenses for the first quarter increased by $5.7 million over first quarter of 2012 expenses due to the build out of the Company’s direct sales force for government and commercial accounts , as well as the addition of key management and infrastructure related resources to support the Company’s growth.

Use of non-GAAP Financial Measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles (GAAP). These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company's on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted EBITDA* is earnings before interest, taxes, depreciation, amortization, share-based compensation, non-cash impairment and earnout liability charges. For a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure, see accompanying table to this release. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Revenue Breakdown

The Company distinguishes its revenue between three primary regenerative medicine specialties, “Wound Care,” “Surgical & Sports Medicine,” and “Other,” and reports its revenue in these categories.  Revenue for the Company’s EpiFix® grafts comprises the Wound Care category. Its Surgical & Sports Medicine specialty is comprised of the Company’s injectable, orthopedic and surgical applications for its AmnioFix® grafts. The “Other” category of the MiMedx regenerative medicine specialties includes the Company’s tissue revenue from its dental and ophthalmic applications and products from its HydroFix® technology. In the quarter, 54% of MiMedx sales volume was for Wound Care, 40% for Surgical and Sports Medicine and 6% for “Other.”

Outlook for Second Quarter and Full Year 2013

The Company reaffirmed its previously communicated goals for second quarter of 2013 revenue to be in the range of $11.5 million to $13.5 million and full year 2013 revenue to be in the range of $50 million to $60 million. The point within the range of revenue goals will be largely dependent on whether and how quickly the remaining Medicare intermediaries begin to reimburse for the Company’s EpiFix® allografts recognizing that there are a number of factors that are beyond the Company’s ability to influence.

Earnings Call

MiMedx management will host a live broadcast of its first quarter results conference call on Wednesday, May 1, 2013, beginning at 10:30 a.m. eastern time.  A listen-only simulcast of the MiMedx Group conference call will be available online at the Company’s website at www.mimedx.com or at www.earnings.com.  A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast.  The replay can also be found on the Company’s website at www.mimedx.com or at www.earnings.com.

About the Company

MiMedx® is an integrated developer, manufacturer and marketer of patent protected regenerative biomaterial products and bioimplants processed from human amniotic membrane. “Innovations in Regenerative Biomaterials" is the framework behind our mission to give physicians products and tissues to help the body heal itself. Our biomaterial platform technologies include the device technologies HydroFix® and CollaFix™, and our tissue technologies, AmnioFix® and EpiFix®. Our tissue technologies are processed from human amniotic membrane that is derived from the donated placentas. Through our donor program, mothers delivering full-term Caesarean section births can elect in advance of delivery to donate the placenta in lieu of having it discarded as medical waste. We process the human amniotic membrane utilizing our proprietary Purion® Process, to produce a safe, effective and minimally manipulated implant for homologous use. MiMedx® is the leading supplier of amniotic tissue, having supplied over 140,000 allografts to date to distributors and OEMs for application in the Wound Care, Surgical, Sports Medicine, Ophthalmic and Dental sectors of healthcare.

Safe Harbor Statement

This press release includes statements that look forward in time or that express management’s beliefs, expectations or hopes.  Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, the effect of the Company’s direct sales force strategy on the pace of future revenue growth, the timing of publication of clinical studies and research results and the anticipated results of in-process and future clinical studies and other  research projects on coverage determinations by the remaining Medicare intermediaries, the effectiveness of the Company’s contingency plans in avoiding disruptions as a result of the impending relocation of the Company’s facilities, and the Company’s revenue goals for the second quarter and full year 2013. These statements are based on current information and belief, and are not guarantees of future performance.  Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the anticipated revenue growth from the Company’s direct sales force strategy does not materialize, that the completion of  clinical studies and research projects is delayed, that the results of such studies and research are not as favorable as anticipated, that publication of the results of such studies and research is delayed, that, notwithstanding the Company’s contingency plans, the relocation of the Company’s facilities causes a disruption in the Company’s revenues or results in unanticipated expenses, that the Company does not meet its revenue goals because the remaining Medicare intermediaries do not  reimburse for the Company’s products, the level of reimbursement by Medicare or commercial payers is lower than anticipated or due to increased competition, and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2012. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

MIMEDX GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Net sales	$11,556,493	$3,705,808
Cost of sales	1,905,020	958,855
Gross margin	9,651,473	2,746,953

Operating expenses:
Research and development expenses	1,246,757	407,072
Selling, general and administrative expenses	8,369,010	2,637,269
Amortization of intangible assets	262,596	333,977

Operating income (loss)	(226,890)	(631,365)

Other income (expense), net
Amortization of debt discount	(1,328,439)	(310,477)
Interest expense, net	(14,804)	(151,810)

Income (loss) before income tax provision	(1,570,133)	(1,093,652)
Income tax provision	(50,275)	-

Net Income (loss)	$(1,620,408)	$(1,093,652)

Net income (loss) per common share - basic and diluted	$(0.02)	$(0.01)

Weighted average shares outstanding - basic and diluted	93,128,466	74,872,122

MIMEDX GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS

	March 31,	December 31,
	2013	2012
	(unaudited)
Current assets:
Cash and cash equivalents	$5,725,107	$6,754,485
Accounts receivable, net	9,821,503	7,653,561
Inventory, net	3,956,339	3,022,784
Prepaid expenses and other current assets	1,186,417	657,961

Total current assets	20,689,366	18,088,791

Property and equipment, net of accumulated depreciation of $2,378,590 and $2,279,840, respectively	1,153,667	1,071,625
Goodwill	4,040,443	4,040,443
Intangible assets, net of accumulated amortization of $5,111,352 and $4,848,756, respectively	11,649,153	11,911,749
Deposits and other long term assets	319,545	70,000

Total assets	$37,852,174	$35,182,608

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,056,707	$1,251,684
Accrued compensation	3,518,769	2,753,237
Accrued expenses	1,227,485	990,697
Other current liabilities	167,600	75,154
Total current liabilities	5,970,561	5,070,772

Earn-out liability payable in MiMedx common stock	-	5,792,330
Convertible Senior Secured Promissory Notes, net	-	4,012,442
Other Liabilities	288,438	299,762
Total liabilities	6,258,999	15,175,306

Stockholders' equity:
Preferred stock; $.001 par value; 5,000,000 shares authorized and 0 shares issued and outstanding	-	-
Common stock; $.001 par value; 130,000,000 shares authorized; 95,825,353 issued and 95,775,353 outstanding for 2013 and 88,423,169 issued and 88,373,169 outstanding for 2012	95,824	88,423
Additional paid-in capital	102,826,481	89,627,601
Treasury stock (50,000 shares at cost)	(25,000)	(25,000)
Accumulated deficit	(71,304,130)	(69,683,722)
Total stockholders' equity	31,593,175	20,007,302

Total liabilities and stockholders' equity	$37,852,174	$35,182,608

See notes to condensed consolidated financial statements

MiMedx Group, Inc. and Subsidiaries
Non-GAAP Financial Measures and Reconciliation

As used herein, “GAAP”, refers to generally accepted accounting principles in the United States.  We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered “Non-GAAP financial measures” under Regulation G.  We have provided below for your reference, supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.

Reconciliation of Net Loss to “Adjusted EBITDA” defined as Earnings before Interest, Taxes, Depreciation, Amortization, Impairment of intangibles, Earn-out liability and Share Based Compensation:

	Three Months Ended March 31,
	2013	2012
Net Loss (Per GAAP)	$(1,620,408)	$(1,093,652)

Add back:
Income Taxes	50,275	-

Financing expense associated with beneficial conversion of note payable issued in conjunction with acquisition	-	80,353

Financing expense associated with beneficial conversion of Line of Credit with Related Party	-	11,423

Financing expense associated with beneficial conversion of Senior Secured Promissory Notes	1,328,439	218,701

Other interest expense, net	14,804	151,810

Depreciation Expense	98,751	110,388
Amortization Expense	262,596	333,977
Share Based Compensation	984,792	500,985
Adjusted EBITDA	$1,119,249	$313,985